UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2012

BioFuel Energy Corp.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 28, 2012, BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, which are subsidiaries of BioFuel Energy Corp. (the “Company”) received a Notice of Default (the “Notice”), under the Credit Agreement dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the "Credit Agreement"), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy, LLC (collectively, as "Borrowers"), BFE Operating Company, LLC as Borrowers’ Agent, the Lenders party thereto, First National Bank of Omaha, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent.

The Borrowers failed to make the regularly-scheduled payments of principal and interest, in an aggregate amount of $3.6 million, that were due on the outstanding Term Loans under the Credit Agreement on September 28, 2012. The Company, on behalf of the Borrowers, has had, and intends to continue to have, discussions with the Administrative Agent and the Lenders regarding the terms of a potential forbearance, reinstatement and/or restructuring of the Term Loans. As of September 28, 2012, there was an aggregate principal amount of $170.5 million outstanding under the Term Loans.

The above description is only a summary of the assertions made by the Administrative Agent in the Notice and the potential consequences and remedies under the Credit Agreement, and does not purport to be complete. You are advised to refer to the actual Notice, which is attached to this report as Exhibit 99.1 and incorporated by reference herein, and to the terms of the Credit Agreement, which has been filed with the SEC as Exhibit 10.2 to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-139203) on January 24, 2007, for the full details of the terms thereof.

An Event of Default under the Credit Agreement also constitutes an Event of Default under the Lease Agreements (the “Leases”) dated as of October 5, 2011, by and between each of Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, respectively, and Farnam Street Financial, Inc . (“Farnam”). The Company has informed Farnam of its receipt of the Notice under the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Letter dated September 28, 2012 addressed to BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: October 3, 2012	By:	/s/ Scott Pearce
	Name:	Scott Pearce
	Title:	President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Letter dated May 22, 2009 addressed to BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC.